SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2008

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

                                                        Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

                                                        n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On June 26, 2008, we agreed to sell, in a public offering, 3,000,000 of our common shares of beneficial interest, par value $0.0001 per share, at a public offering price of $14.00 per share, and we granted the underwriters an option to purchase up to an additional 450,000 common shares to cover over-allotments.

We intend to use the net proceeds of the offering, which we estimate to be approximately $41.0 million, plus additional cash currently held, to repurchase, pursuant to unsolicited offers, (1) $25.0 million original principal amount of The Lexington Master Limited Partnership’s 5.45% Exchangeable Guaranteed Notes due 2027 at a price plus accrued interest of $22.9 million, representing a 10.75% discount to the original principal amount, and (2) $67.8 million original principal amount of  trust preferred securities issued by our subsidiary, LXP Capital Trust I, at a price plus accrued interest of $43.5 million, representing a 37% discount to the original principal amount.

We have received trade confirmations for the repurchases disclosed above on June 26, 2008; however, we cannot assure you that such repurchases will be completed.  If we do not use all of the net proceeds of the common share offering to repurchase our debt securities, we expect to use the proceeds to make additional real property or debt investments that we may identify in the future or for general working capital purposes.

On June 26, 2008, we issued a press release announcing the pricing of the common share offering disclosed above.  A copy of the press release is attached as Exhibit 99.1 hereto.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”) contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” "anticipate," "will," "expects," "plans," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to our plan to complete a public offering of common shares and the expected use of proceeds from that offering.  All forward- looking statements (including statements regarding the offering of our common shares and the expected use of proceeds) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report Form 10-Q for the quarter ended March 31, 2008, our Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 25, 2008 and our other filings with the SEC. Copies of the periodic reports we file with the SEC are available on our website at www.lxp.com.  All forward-looking statements included in this Current Report are based on information available at the time of the filing of the Current Report. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)             Exhibits

99.1	Press Release issued June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 26, 2008	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

99.1	Press Release issued June 26, 2008